                                                                    EXHIBIT 10.3

                          CENTERPOINT PROPERTIES TRUST
                              STOCK GRANT AGREEMENT


    THIS STOCK GRANT AGREEMENT (THE "AGREEMENT") IS DATED AS OF MARCH 8, 2000 BETWEEN CENTERPOINT PROPERTIES TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST
                (THE "COMPANY"), AND PAUL AHERN (THE "GRANTEE").

                  This Agreement is made pursuant to, and is governed by, the CENTERPOINT PROPERTIES TRUST 1995 RESTRICTED STOCK INCENTIVE PLAN (the "Plan"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. The purpose of this Agreement is to establish a written agreement evidencing a grant of stock made in accordance with the terms of the Plan. In this Agreement, "Shares" means the Company's Common Stock granted pursuant to this Agreement or other securities resulting from an adjustment under Section
4.3 of the Plan.

The parties agree as follows:

1. GRANT OF STOCK. The Company hereby grants to the Grantee 9,634 shares of Common Stock under the terms and conditions hereof.

2.   SHARE PRICE. The Share Price of the Shares is $34.9375.

3.   PERFORMANCE TARGET. The Performance Target for the Shares is 60%.

4. ASSIGNABILITY. The Shares shall not be transferable other than by will or the laws of descent and distribution until the later of (a) six months from the date of this Agreement, and (b) the date the shares become vested.

5. VESTING. Except as otherwise provided in the Plan or in this Agreement, the Shares shall become vested as follows:

     (a) DEATH, DISABILITY OR RETIREMENT. Upon the occurrence of (i) retirement of the Grantee on or after the date the Grantee attained age 65, (ii) termination of employment of the Grantee due to disability, or (iii) death of the Grantee, Shares not previously vested or forfeited shall become partially vested in accordance with the provisions of Section 7.2(b) of the Plan.

     (b) ACHIEVEMENT OF PERFORMANCE TARGET. Shares not previously vested or forfeited shall become vested upon the achievement of the performance target in accordance with the provisions of Section 7.2(b) of the Plan.

     (c) CHANGE OF CONTROL. Shares not previously vested or forfeited shall become fully vested upon a Change of Control as defined in the Plan.

     (d) LAPSE DATE. Shares not previously vested or forfeited shall become fully vested at the close of business on the eighth anniversary of the date of this Agreement.

6. FORFEITURES. Upon termination of employment other than as described in Paragraph 5(a) above, the Grantee shall forfeit all Shares not previously vested or forfeited.

7. RIGHTS OF SHAREHOLDER. Except as otherwise provided in the Plan or in this Agreement, the Grantee shall have rights of a shareholder with respect to Shares as provided in Article 8 of the Plan.

8. RIGHTS OF THE COMPANY. This Agreement does not affect the Company's right to take any corporate action, including other changes in its right to recapitalize, reorganize or consolidate, issue bonds, notes or stock, including preferred stock or options therefor, to dissolve or liquidate, or to sell or transfer any part of its assets or business.

9.   CHANGES IN CAPITALIZATION. Upon the occurrence of an event described in
     Section 4.3(a) of the Plan, the Committee shall make the adjustments specified in Section 4.3(b) of the Plan.

10. TAXES. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable under this Agreement or dividends payable thereon, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for that tax.

11. COMPLIANCE WITH LAWS. Shares can be delivered under this Agreement only in compliance with all applicable federal and state laws and regulations, including without limitation state and federal securities laws, and the rules of all stock exchanges on which the Common Stock is listed at any time. Shares may not be issued under this Agreement until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable. Each person or estate that acquired the right to receive shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the shares as a condition to their issuance. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

12. STOCK LEGENDS. Any certificate issued to evidence Shares issued pursuant to this Agreement shall bear such legends and statements as the Committee deems advisable to assure compliance with all federal and state laws and regulations.

13. NO RIGHT OF EMPLOYMENT. Nothing in this Agreement shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such employee's employment at any time.

14. AMENDMENT OF AGREEMENT. The Company may alter, amend, or terminate the Agreement only with the Grantee's consent, except for adjustments expressly provided by this Agreement.

15. CHOICE OF LAW. The provisions of Section 9.7 of the Plan, concerning choice of law, shall govern this Agreement.

16. MISCELLANEOUS. This Agreement is subject to and controlled by the Plan. Any inconsistency between this Agreement and said Plan shall be controlled by the Plan. This Agreement is the final, complete, and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. Modification of this Agreement or waiver of a condition herein must be written and signed by the party to be bound. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from the Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

17. NOTICES. All notices and other communications required or permitted under this Agreement shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed as follows: if to the Company, to the Company's principal office, and if to the Grantee or his successor, to the address last furnished by such person to the Company. Each such notice and communication delivered personally shall be deemed to have been given when delivered. Each such notice and communication given by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and communication given by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 17.



         IN WITNESS WHEREOF, the Grantee and the Company has executed this Agreement as of the date first written above.



                                       CENTERPOINT PROPERTIES TRUST



                                   By:
                                       -----------------------------------------

                                       Its: Senior Vice President and Treasurer
                                           -------------------------------------

                                       GRANTEE

                                       -----------------------------------------
                                       Print name:  Paul Ahern


                                       3